Exhibit (a)(1)(J)

FORM OF COMMUNICATION TO OPTIONHOLDERS REJECTING THE

NOTICE OF WITHDRAWAL UNDER THE EXCHANGE OFFER

Date:
To:
From:	UBS Financial Services Inc.
Re:	Rejected Notice of Withdrawal Under Exchange Offer

The Notice of Withdrawal you submitted under the Exchange Offer was not accepted for the following reason(s):

☐  improper signature

☐  incomplete information

☐  inaccurate stock option information

☐  other: _________________________________________________________________________________________

If you wish to withdraw your previously delivered Election Form, please properly complete and sign the attached Notice of Withdrawal and deliver it to UBS Financial Services Inc. so that it is received before 2:00 p.m., Pacific Time, on September 9, 2008 (or such later date as may apply if this Exchange Offer is extended by VMware), by one of the following means:

By Facsimile

UBS

Attention: The Greco Group

Facsimile: (860) 547-1997

By Email

Email a scanned or PDF copy to: SH-WMUS-VMWExchange@ubs.com

By Hand Delivery

Please see the UBS Availability: Locations and Times schedule which details where and when a UBS representative will be available on site for you to drop off your Notice of Withdrawal.

If we do not receive a properly completed and signed Notice of Withdrawal from you before the expiration of the Exchange Offer at 2:00 p.m., Pacific Time, on September 9, 2008, all Eligible Options currently tendered by you will be cancelled for exchange. If you do not receive a confirmation of receipt of your Notice of Withdrawal from UBS via email within two business days after the date you submitted it to UBS, or if you submit your Notice of Withdrawal less than two business days before September 9, 2008, please contact UBS, by phone at (860) 727-1515 or by email at SH-WMUS-VMWExchange@ubs.com to confirm that UBS has received your Notice of Withdrawal.

You should direct questions about the Exchange Offer or requests for assistance to:

The Greco Group at UBS at 860-727-1515;

Elizabeth Moore, Stock Plan Manager at 650-842-8841; or

Gary Wells, Stock Administrator at 650-427-5153.

Capitalized terms used in this communication are described and defined in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated August 11, 2008.